[LETTERHEAD OF DELOITTE & TOUCHE LLP]


                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The CHALONE Wine Group, Ltd. on Form S-3 of our report dated March 17, 1995, appearing in the Annual Report on Form 10-K of The CHALONE Wine Group, Ltd. for the year ended December 31, 1994.

     We also consent to the reference to us under heading "Experts" in this Registration Statement.


/s/  DELOITTE & TOUCHE LLP
--------------------------------
     Deloitte & Touche LLP


November 16, 1995



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